                                                                   Exhibit 1.1


NORTHEAST UTILITIES AND SUBSIDIARIES
PRO FORMA BALANCE SHEET - ASSETS
AS OF SEPTEMBER 30, 2000
Unaudited
(Thousands of Dollars)
                                                                                                   Pro Forma
                                                                                                    Giving
                                                                               Millstone           Effect to
                                              Per Book     Securitization         Sale            Adjustments
                                              --------     --------------      ---------          -----------
Utility Plant, at cost:
  Electric                                  $ 9,314,090        $              $  (156,200) (9)   $ 9,157,890
  Gas and other                                 847,856                                              847,856
                                            -----------        ----------     -----------         ----------
                                             10,161,946                 0        (156,200)        10,005,746
    Less:  Accumulated provision
           for depreciation                   6,493,571                          (367,985) (10)    6,125,586
                                            -----------        ----------     -----------        -----------
                                              3,668,375                 0         211,785          3,880,160
Unamortized PSNH acquisition costs              303,123                                              303,123
Construction work in progress                   206,513                                              206,513
  Nuclear fuel, net                             118,550                           (85,691) (9)        32,859
                                            -----------        ----------     -----------        -----------
  Total net utility plant                     4,296,561                 0         126,094          4,422,655
                                            -----------        ----------     -----------        -----------
Other Property and Investments:
    Nuclear decommissioning trusts,
      at market                                 762,686                          (693,083) (11)       69,603
    Investments in regional nuclear
      generating companies, at equity            83,284                                               83,284
    Other, at cost                              139,694                                              139,694
                                            -----------        ----------     -----------        -----------
                                                985,664                 0        (693,083)           292,581
                                            -----------        ----------     -----------        -----------

Current Assets:
  Cash and cash equivalents                     237,972            37,495 (1)    (250,529) (12)       24,939
  Special Deposits                                                100,000 (2)                        100,000
  Investment in securitization assets            62,635                                               62,635
  Receivables, net                              479,957                                              479,957
  Unbilled revenues                              72,003                                               72,003
  Fuel, materials and supplies,
    at average cost                             171,253                                              171,253
  Recoverable energy costs, net -
    current portion                             109,882                                              109,882
  Prepayments and other                         226,863                                              226,863
                                            -----------        ----------     -----------        -----------
                                              1,360,565           137,495        (250,529)         1,247,532
                                            -----------        ----------     -----------        -----------
Deferred Charges:
    Regulatory assets:
      Recoverable nuclear costs               2,096,234                        (1,035,455) (13)    1,060,779
      Income taxes, net                         598,942                                              598,942
      Deferred costs - nuclear plants            50,287                                               50,287
      Unrecovered contractual obligations       265,375                                              265,375
      Recoverable energy costs, net             197,349                                              197,349
      Other                                     152,814           922,073 (3)                      1,074,887
    Unamortized debt expense                     33,524                            17,873  (14)       51,397
    Goodwill and other
     purchased intangible assets                336,221                                              336,221
    Other                                       191,844                            48,317  (11)      240,161
                                            -----------        ----------     -----------        -----------
                                              3,922,590           922,073        (969,265)        3,875,398
                                            -----------        ----------     -----------        -----------
      Total Assets                          $10,565,380        $1,059,568     $(1,786,783)       $ 9,838,166
                                            ===========        ==========     ===========        ===========

NORTHEAST UTILITIES AND SUBSIDIARIES
PRO FORMA BALANCE SHEET - CAPITALIZATION AND LIABILITIES
AS OF SEPTEMBER 30, 2000
Unaudited                                                           Exhibit 1.1
(Thousands of Dollars)
                                                                                                  Pro Forma
                                                                                                    Giving
                                                                                Millstone          Effect to
                                              Per Book      Securitization         Sale           Adjustments
                                              --------      --------------      ---------         -----------
Capitalization:
  Common stock                              $   743,480      $                $  (147,059) (14)   $  596,421
  Capital surplus, paid in                    1,094,996             (780) (4)    (352,941) (14)      741,275
  Deferred contribution plan -
    employee stock ownership plan              (118,554)                                            (118,554)
  Retained earnings                             691,164         (188,722)         136,906  (14)      639,348
  Accumulated other comprehensive income          2,699                                                2,699
                                            -----------      ------------     -----------         ----------
    Total common stockholder's equity         2,413,785         (189,502)        (363,904)         1,861,189
  Preferred stock not subject to
    mandatory redemption                        136,200          (20,000) (5)                        116,200
  Preferred stock subject to
    mandatory redemption                         15,000          (39,268) (5)                        (24,268)
  Long-term debt                              2,042,929          (86,284) (5)    (209,716) (14)    1,746,929
                                            -----------      ------------     -----------         ----------
    Total capitalization                      4,607,914         (335,054)        (572,810)         3,700,050
                                            -----------      -----------      -----------         ----------
Minority Interest in Consolidated
  Subsidiary                                    100,000         (100,000) (5)                              0
Obligations Under Capital Leases                 50,619                           (49,009) (14)        1,610
                                            -----------      -----------      -----------         ----------

Rate Reduction Bond Obligation                        0        2,230,242  (6)                      2,230,242
                                            -----------      -----------      -----------         ----------
Current Liabilities:
  Notes payable to banks*                     1,127,338         (237,098) (5)     (56,421) (14)      833,819
  Long-term debt and preferred
    stock - current portion                     539,900         (467,500) (5)     (60,000) (14)       12,400
  Obligations under capital leases
    - current portion                           113,101                          (111,026) (14)        2,075
  Accounts payable                              481,411                                              481,411
  Accrued taxes                                 144,282         (438,148) (7)      15,931  (15)     (277,935)
  Accrued interest                               46,760          (51,703) (8)     (24,365) (15)      (29,308)
  Other                                         121,259                                              121,259
                                            -----------       -----------     -----------         ----------
                                              2,574,051        (1,194,449)       (235,881)         1,143,721
                                            -----------       -----------     -----------         ----------
Deferred Credits and Other
  Long-Term Liabilities:
  Accumulated deferred income taxes           1,674,587           458,829 (3)    (245,848) (16)    1,887,568
  Accumulated deferred investment
    tax credits                                 156,002                                              156,002
  Decommissioning obligation -
    Millstone 1                                 683,234                          (683,234) (11)            0
  Deferred contractual obligations              255,816                                              255,816
  Other                                         463,157                                              463,157
                                            -----------        ----------     -----------         ----------
                                              3,232,796           458,829        (929,082)         2,762,543
                                            -----------        ----------     -----------         ----------
  Total Capitalization and Liabilities      $10,565,380        $1,059,568     $(1,786,783)        $9,838,166
                                            ===========        ==========     ===========         ==========

*Includes $430 million of short-term debt for Northeast Generation Company which is not jurisdictional to the SEC because it has EWG status.

                                                             Exhibit 1.2

NORTHEAST UTILITIES AND SUBSIDIARIES
PRO FORMA INCOME STATEMENT
FOR THE 12 MONTHS ENDED SEPTEMBER 30, 2000
Unaudited
(Thousands of Dollars)
                                                                                                 Pro Forma
                                                                                                  Giving
                                                                               Millstone         Effect to
                                              Per Book     Securitization         Sale          Adjustments
                                              --------     --------------      ---------        -----------

                                             ----------        ----------      ---------        ----------
Operating Revenues                           $5,718,392        $               $                $5,718,392
                                             ----------        ----------      ---------        ----------
Operating Expenses:
Operation -
    Fuel, purchased and net
    interchange power                         3,046,583                         (15,462)  (15)   3,031,121
  Other                                         934,438                                            934,438
Maintenance                                     251,570                                            251,570
Depreciation                                    245,055                                            245,055
Amortization of regulatory assets, net          566,975                                            566,975
Federal and state income taxes                  251,112           20,681  (8)   (15,931)  (15)     287,724
Taxes other than income taxes                   254,032                                            254,032
Gain on sale of utility plant                  (287,672)                                          (287,672)
                                             ----------        ----------      ----------       ----------
   Total operating expenses                   5,262,093           20,681            469          5,283,243
                                             ----------        ----------      ----------       ----------
Operating Income                                456,299          (20,681)          (469)           435,149
                                             ----------        ----------      ----------       ----------
 Other Income (Loss):
   Equity in earnings of regional
   nuclear generating companies                   6,887                                              6,887
   Nuclear related costs                        (69,354)                                           (69,354)
    Other, net                                  (11,921)                        181,149  (17)      169,228
 Minority interest in loss
 of subsidiary                                   (9,300)                                            (9,300)
 Income taxes                                    88,261                         (68,140) (16)      (20,121)
                                              ----------        ----------     ----------       ----------
 Other(loss)income, net                         (4,573)              0          113,009            117,582
                                              ----------        ----------      ---------       ----------
 Income before interest charges                 460,872           (20,681)      112,541            552,731
                                              ----------        ----------      ---------       ----------

 Interest charges:
  Interest on long-term debt                    218,661          (45,250)  (8)  (20,678)  (15)     152,733
  Other interest                                 77,686           (6,453)  (8)   (3,687)  (15)      67,546
                                              ----------        ----------      ---------       ----------
 Interest charges, net                          296,347           (51,703)      (24,365)           220,279
 Income after interest charges               $  164,525       $    31,022    $  136,906          $ 332,452
                                              ----------        ----------      ---------       ----------
Preferred Dividends of subsidiaries              16,633            (5,256) (8)                      11,377
                                              ----------        ----------      ---------       ----------
Income before extraordinary loss,
 net of taxes                                    147,892           36,278       136,906            321,076
                                              ==========       ==========     ==========       ===========
Extraordinary loss, net of tax
 benefits                                                         225,000                         225,000
                                              ----------        ----------      ---------       ----------
Net Income
                                             $   147,892      $  (188,722)  $   136,906          $ 96,076
                                              ==========       ==========     ==========       ===========


NORTHEAST UTILITIES AND SUBSIDIARIES
PRO FORMA STATEMENT OF RETAINED EARNINGS
AS OF SEPTEMBER 30, 2000
Unaudited
(Thousands of Dollars)
                                                                    Exhibit 1.2

                                                                                                Pro Forma
                                                                                                  Giving
                                                                               Millstone         Effect to
                                              Per Book     Securitization         Sale          Adjustments

Balance at beginning of period              $   597,505       $                                     597,505

Net income                                      164,525         (193,978)       136,906             107,452
Yankee purchase adjustment                      (11,229)                                            (11,229)
Cash dividends on preferred stock               (16,633)           5,256                            (11,377)
Cash dividends on Common stock                  (43,003)                                            (43,003)
                                             ----------        ----------      ----------       -----------
Balance at end of period                    $   691,164       $ (188,722)    $  136,906         $   639,348
                                             ==========        ==========      ==========       ===========


NORTHEAST UTILITIES AND SUBSIDIARIES
PRO FORMA CAPITAL STRUCTURE
AS OF SEPTEMBER 30, 2000
Unaudited
(Thousands of Dollars)
                                                                                                Exhibit 1.2

                                                                                                Pro Forma
                                                                                                  Giving
                                                                               Millstone         Effect to
                                              Per Book     Securitization         Sale          Adjustments

Long term debt                              $ 2,556,329       $ (553,784)    $(269,716)         $ 1,732,829

Preferred stock not subject
to mandatory redemption                        (136,200)         (20,000)                           116,200

Preferred stock subject
to mandatory redemption                          41,500          (39,268)                             2,232

Common stock equity                           2,413,785         (189,502)     (363,094)           1,861,189
   Total Capitalization                       5,147,814       $ (802,554)    $(632,810)          $3,712,450
                                              ==========        ==========   ==========         ===========

[1] see adjustments a, b,c, d and f
[2] see adjustment e
[3] see adjustments b and e
[4] see adjustment d
[5] see adjustment c
[6] see adjustments a
[7] see adjustment b, e and f
[8] see adjustment f
[9] see adjustments h
[10] see adjustments i and j
[11] see adjustment i
[12] see adjustment h, i, j, k, l and m
[13] see adjustments h and i
[14} see adjustments l
[15] see adjustment m
[16] see adjustment k
[17] see adjustment j
[17] see adjustment g



NORTHEAST UTILITIES AND SUBSIDIARIES
PRO FORMA ADJUSTMENTS TO FINANCIAL STATEMENTS
(Thousands of Dollars)


                                               Debit              Credit

SECURITIZATION ADJUSTMENTS:

a)  Cash                                      $2,230,242
    Rate reduction bond obligation                             $2,230,242

 To record the issuance of CL&P, WMECO
 and PSNH rate reduction bonds.

b)  Regulatory assets - other                     31,182
    Accrued taxes                                 12,473

     Cash                                                         31,182
     Accumulated deferred income taxes                            12,473

  To record issuance expenses
  associated with securitization
  and related tax effect

c)  Notes payable to banks                       237,098
    Minority interest in
    consolidated subsidiary                      100,000

 Preferred stock subject to
 mandatory redemption                             39,268
 Preferred stock not subject to
 mandatory redemption                             20,000
Long-term debt and preferred
 stock - current portion                          467,500
Long-term debt                                     86,284
Cash                                                                  950,150

To record the use of securitization
 proceeds to retire short-term and
 long-term debt.

 d)  Capital Surplus, paid in                        780
     Cash                                                                 780

  To record the associated costs and
  premiums of retiring Preferred Stock

e)  Regulatory assets - other                  1,115,891
    Accrued taxes                                446,356
    Special deposits                             100,000
    Cash                                                             1,215,891
    Accumulated deferred income taxes                                  446,356

  To record the buyout of IPP contracts,
  establishment of escrow and related
  tax effect.

f)  Accrued interest                              51,703
    Cash                                           5,256
 Federal and State Income Taxes                   20,681
 Interest on long-term debt                                            42,250
 Other Interest                                                         6,453
 Preferred Stock Dividends                                              5,256
 Accrued taxes                                                         20,681

 To record decrease in interest costs
 associated with debt repurchase
 and the related tax effect.

 g) PSNH Write off                                225,000
    - Regulatory Assets - other                                       225,000

 To record extraordinary loss associated with the restructuring settlement agreement in New
 Hampshire.

 h. Cash                                         943,089
    Electric Utility Plant                                            156,200
    Recoverable Nuclear Costs                                         701,198
    Nuclear Fuel                                                       85,691

 To record the sale of CL&P and WMECO's ownership interest in Millstone, expenses associated with sale and reduction in stranded costs

 i. Decommissioning obligation - Millstone 1    683,234
    Accumulated Provision for Depreciation       357,185
    Deferred Charges, Other                      48,317
    Nuclear Decommissioning Trusts                                     693,083
    Cash                                                                61,396
    Recoverable Nuclear Costs                                          334,257

 To record the funding and transfer
 of decommissioning trust funds and
 decommissioning liability

j. Cash                                         170,349
    Accumulated Provision for Depreciation       10,800
    Other income                                                      181,149

 To record Proceeds from Joint Owner Settlement and CMEEC impacts

k.  Accumulated Deferred Income tax             245,848
    Income taxes                                 68,140
    Cash                                                              313,988

 To reflect taxes associated with the
 gain on the sale of CL&P's ownership
 interest in Millstone and income from
 Joint Owner Settlement and CMEEC
 impacts.

l. Common Shares                                147,059
   Capital Surplus, paid in                     352,941
   Long-term debt                               209,716
   Long-term debt, current portion               60,000
   Obligations Under Capital leases              49,009
   Obligations Under Capital leases
   Current portion                              111,026
   Notes payable to banks                        56,421
   Unamortized debt expense                      17,873
   Cash                                                            1,004,045

To reflect retirement of common shares, long-term debt, retirement of Niantic Bay Fuel Trust
Notes and retirement of short-term debt with proceeds of sale

m.  Federal and State Income Tax                 15,931
    Accrued interest                             24,365
    Cash                                         15,462
      Fuel, purchased and net interchange power                       15,462
      Interest on Long-Term Debt                                      20,678
    Other Interest                                                     3,687
    Accrued Taxes                                                     15,931

To reflect reduced Niantic Bay Fuel Trust payments, reduced interest on debt and increase of cash and associated tax impacts.